EXHIBIT 10.8(h)
NEO Salaries 2024
Description of 2024 Salary Rates
for 2023 Named Executive Officers

Certain executive officers of First Horizon Corporation are expected to be named in the executive compensation disclosures of the First Horizon’s 2024 proxy statement in relation to fiscal year 2023 (“2023 Named Executive Officers”). The current annualized 2024 salary rates for the 2023 Named Executive Officers are shown below:

NEO 2024 Salary Rates

Officer Name	Salary Rate
D. Bryan Jordan	1,200,000
Hope Dmuchowski	650,000
Anthony J. Restel	725,000
David T. Popwell	725,000
Tammy S. LoCascio	725,000

The annualized rates shown above are those in effect on the date this exhibit is filed with the First Horizon’s Annual Report on Form 10-K. Salary rates generally continue in effect until they are changed.

1	2023 FORM 10-K ANNUAL REPORT